SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------

                                   FORM 8-K/A

                                 Current Report

                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


Date of Report
(Date of earliest Event Reported):                            October 9, 2002


                            VICON FIBER OPTICS CORP.
             (exact name of registrant as specified in its charter)


         Delaware                    0-11057                   13-2615925
(State or other jurisdiction    (Commission title             (IRS Employer
     of incorporation                number)              identification number)
     or organization)


 90 Secor Lane, Pelham Manor, New York                          10803
(address of principal executive offices                       (zip code)


Registrant's telephone number including
area code                                                   (914) 738-5006

FOR IMMEDIATE FILING AS AN 8-K (AMENDED) FILING WITH THE SEC (Form 8-K Amended)


Item 4. Change in Registrant's Certified Accountant

        Vicon Fiber Optics, Corp. Announces Change In Its Certifying Accountants


      Pelham Manor, New York, October 21, 2002 -- Vicon Fiber Optics Corp. (OTC Bulletin Board, "Vfox") announced today that at a meeting of the Company's Audit Committee of the Board of Directors, held on October 9, 2002, the Committee determined to dismiss the Company's independent accountant, Todres & Company, LLP, ("Todres"), and to replace Todres with the firm of Martin Weiselberg, CPA, LLP, effective immediately.

IN Vfox's 10K filing for its fiscal year ended December 31, 2001, Todres issued a qualified certified accountant's statement based on the Company's tardiness in rescheduling outstanding notes payable.

There were are no disagreements (as defined in paragraph 4 of item 304) or disputed facts between the Company and Todres with regard to any work performed by Todres on behalf of the Company. Vfox has requested and received a statement (also filed by Todres with the Commission) from Todres per the requirements os S-K item 304, (D)(3).


                                   Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Vicon Fiber Optics Corp.

                                             By /s/ Arthur W. Levine
                                                -------------------------
                                                    Arthur W. Levine
                                                    President